UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 1, 2006

JACOBS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88242	34-1959351
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

17301 West Colfax Ave, Suite 250, Golden, Colorado		80401
(Address of principal executive offices)

Registrant’s telephone number, including area code  303-215-5200

(Former name of former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Jacobs Entertainment, Inc. (the “Registrant”) has entered into employment agreements with five of its key executives:

Stephen R. Roark,	President of the Registrant
Michael T. Shubic	Chief Operating Officer of the Registrant
Ian M. Stewart	President of Pari-Mutuel Wagering Operations of the Registrant
Brett Kramer	Chief Financial Officer of the Registrant
Stan Politano	Executive Vice President of the Registrant

The employment agreement between the Registrant and Michael T. Shubic, Chief Operating Officer of the Registrant, became effective July 1, 2006.

The employment agreement with Ian M. Stewart was effective August 1, 2006.  The employment agreements with Messrs. Roark, Politano and Kramer were effective December 5, 2006.

All employment agreements are substantially identical except with respect to the amount of the executive’s respective salaries.  Among the more important provisions of the agreements are the following:

(a)                                  the term of each agreement is three years from its date of execution;

(b)                                 the base salaries are set forth in the respective exhibits filed herewith under Item 9.01; in addition, each executive is entitled to receive an annual bonus of up to 35% of his base salary if certain performances criteria established each year are met;

(c)                                  the agreements provide that if the executive is terminated without cause or dies, he or his estate is entitled to a lump sum payment equal to six month’s salary and a pro rated portion of his bonus.  If a change of control of the Registrant occurs and the executive is not offered employment satisfactory to him, he is entitled to a lump sum payment equal to one year’s salary except in the case of Mr. Roark who is entitled to a lump sum payment equal to three year’s salary; and

(d)                                 each agreement contains customary provisions regarding vacations, automobile benefits, insurance and expense reimbursements.

ITEM 5.02                                       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c)(1)                    Brett Kramer, formerly Controller of the Registrant, has been appointed Chief Financial Officer effective December 5, 2006.  He will replace Stephen R. Roark, who has been appointed President of the Registrant, also effective December 5, 2006.

Mr. Roark, age 59, was the Chief Financial Officer and President of Casino Operations of the Registrant, a position he held from February 2002 until being appointed President on December 5, 2006.  He was employed as Chief Financial Officer of Black Hawk Gaming & Development Company, Inc., a predecessor of the Registrant, from August 1993 until February 2002 and became a director of Black Hawk Gaming & Development Company, Inc. in 1994.  He was elected President of Black Hawk Gaming & Development Company, Inc. in September 1995.  Prior to that time he was an independent consultant in the Denver, Colorado area rendering financial and accounting assistance to companies in the public marketplace.  Mr. Roark has 17 years of public accounting experience, having served as a partner with a local accounting firm based in Denver, Colorado and as a partner with a national accounting firm.  Mr. Roark is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.  Mr. Roark obtained his B.S.B.A. in Accounting from the University of Denver in 1973.

Mr. Kramer, age 38, has been employed by the Registrant and certain of its predecessor subsidiaries for 12 years.  He was responsible for overseeing accounting managers and controllers of the Registrant’s multi-state operating subsidiaries, over 30 in all.  He has also been involved in developing the Registrant’s system of internal controls in order to comply with various gaming regulations and provisions of the Sarbanes-Oxley Act of 2002.  Mr. Kramer was a staff and senior accountant for five years with Deloitte & Touche, LLP.  He graduated with a degree in Accounting from the University of Colorado in 1989 and is a Certified Public Accountant in Colorado.

(c)(2)                    Neither Mr. Roark nor Mr. Kramer has been a party to any transaction with the Registrant required to be disclosed under Item 4.04(a) of Regulation S-K.

(c)(3)                    The terms of employment agreements between the Registrant and each of Mr. Roark and Mr. Kramer are described in Item 1.01 above.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS

(d)                                 Exhibits

Exhibit No.	Description

10.23	Executive Employment Agreement between the Registrant and Stephen R. Roark effective December 5, 2006.

10.24	Executive Employment Agreement between the Registrant and Michael T. Shubic effective July 1, 2006.

10.25	Executive Employment Agreement between the Registrant and Ian M. Stewart effective August 1, 2006.

10.26	Executive Employment Agreement between the Registrant and Brett Kramer effective December 5, 2006.

10.27	Executive Employment Agreement between the Registrant and Stanley Politano effective December 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENTERTAINMENT, INC.

Date: December 7, 2006	By:	/s/ Stephen R. Roark
Stephen R. Roark
Chief Financial Officer